Calculation of Filing Fee Tables
F-10
CAMECO CORP
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Equity	First Preferred Shares	457(o)
		Equity	Second Preferred Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,000,000,000.00	0.000087	$ 261,000.00
Fees Previously Paid
			Total Offering Amounts:				$ 3,000,000,000.00		$ 261,000.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 261,000.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There are being registered under the registration statement to which this exhibit pertains (the "Registration Statement") such indeterminate number of common shares, first preferred shares, second preferred shares, debt securities, warrants, subscription receipts and units of Cameco Corporation (the "Registrant"), including an indeterminate number of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, as together shall have an aggregate initial offering price not to exceed $3,000,000,000 USD (or its equivalent in any other currency used to denominate the securities). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under the Registration Statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $3,000,000,000 USD, less the aggregate dollar amount of all securities previously issued under the Registration Statement. (3) Each unit will represent an interest in two or more other securities registered under the Registration Statement, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Cameco Corp	F-10	333-283140	11/12/2024		$ 261,000.00	Unallocated (Universal) Shelf			$ 2,000,000,000.00
Fee Offset Sources		Cameco Corp	F-10	333-283140		11/12/2024						$ 236,448.50
Fee Offset Sources		Cameco Corp	F-10	333-267625		09/27/2022						$ 69,751.50
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid a registration fee of $306,200 with respect to the registration statement on Form F-10 (File No. 333-283140), which was filed by the Registrant on November 12, 2024 (the "2024 Registration Statement") pertaining to the registration of an indeterminate number of securities with an aggregate initial offering price of up to $2,000,000,000 (all of which remains unsold). Such registration fee was satisfied by a contemporaneous fee payment of $236,448.50 and by $69,751.50 of unused registration fee previously paid by the Registrant with respect to its registration statement on Form F-10 (File No. 333-267625), which was filed by the Registrant on September 27, 2022 (the "2022 Registration Statement"), that was carried forward to the 2024 Registration Statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(p) under the Securities Act, $261,000 of the $306,200 registration fee associated with the unsold securities under the 2024 Registration Statement, consisting of (i) the $69,751.50 of unused registration fees from the 2022 Registration Statement that were previously carried forward to the 2024 Registration Statement and (ii) $191,248.50 of the $236,448.50 registration fee paid contemporaneously in connection with the filing of the 2024 Registration Statement, may be offset against the total filing fee due for this Registration Statement. Accordingly, as the total filing fee required for this Registration Statement is $261,000, taking into consideration the available offset of $261,000 from the 2024 Registration Statement, a registration fee of $0 is payable in connection with this Registration Statement. The Registrant has terminated or completed any offering that included the unsold securities under the 2024 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date